Exhibit 2.1

STOCK PURCHASE AGREEMENT

AMONG

THE STOCKHOLDERS OF EDGAR EXPRESS, INC.,

JOHN D. THOMAS, P.C.,

as Sellers’ Representative

EDGAR EXPRESS, INC.,

WINDBER NATIONAL LLC,

THE PETER A. COHEN REVOCABLE TRUST,

BLUMENTHAL FAMILY INVESTMENT JOINT VENTURE, L.P.

and

JEFFREY C. PIERMONT

Dated as of September 25, 2018

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Table of Contents

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EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A  Form of Escrow Agreement

SCHEDULES:

Schedule I  Issued and Outstanding Shares

Disclosure Schedules

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of September 25, 2018, is made by and among Windber National LLC, a Florida limited liability company, The Peter A. Cohen Revocable Trust, a trust, Blumenthal Family Investment Joint Venture, L.P., a New York limited partnership, and Jeffrey C. Piermont (collectively, the “Buyers”), Edgar Express, Inc., a Utah corporation (the “Company”), the stockholders of the Company as set forth on Schedule I attached hereto (each a “Seller” and collectively, the “Sellers”), and John D. Thomas, P.C. as representative of the Sellers as hereinafter provided (the “Sellers’ Representative”).

WHEREAS, Sellers collectively own all of the issued and outstanding shares of common stock, par value $0.001 (the “Common Stock”) of the Company, each as set forth on Schedule I hereto;

WHEREAS, the Buyers, on the terms and conditions set forth herein, desire to buy substantially all of the Common Stock for the Purchase Price (as defined below); and

WHEREAS, subject to the terms and conditions set forth herein, the Sellers desire to sell to the Buyers, and the Buyers desires to purchase from the Sellers, substantially all of the shares of Common Stock owned by the Sellers as set forth on Schedule I attached hereto;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Acquisition Proposal” has the meaning set forth in Section 5.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” means any Laws, Governmental Orders or conventions related to combating bribery and corruption, including the Foreign Corrupt Practices Act of 1977, in any country where the Company does business.

“Anti-Terrorism and Anti-Money Laundering Laws” means any Laws, Governmental Orders or conventions related to terrorism or money laundering, including: the Executive Order and statutes authorizing the establishment of trade and economic sanctions programs enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, in any part of the world where the Company does business.

“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other Laws or Governmental Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Applicable Survival Period” has the meaning set forth in Section 9.01(d).

“Benefit Plan” has the meaning set forth in Section 3.21(a).

“Books and Records” means all files, ledgers, documents, instruments, papers, books and records of the Company, or relating to the Company’s business or condition of, including accounting and financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, transfer ledgers, Contracts, customer and vendor lists, price lists, mailing lists, marketing requirement documents, warranty information, catalogs, sales promotion literature, advertising materials, brochures, operating data and plans, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports, purchasing and sales records, source code, software release orders, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans, in each case, whether in paper or electronic format.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Business” means the preparation, the assistance in the preparation of, and the filing of XML-, XBRL- and HTML-compliant reports required to be filed pursuant to SEC rules and regulations, and the filing of registration statements or other documents with the SEC.

“Business Records” means all Books and Records relating to, used or held for use in the operation or conduct of the Company’s business.

“Buyers” has the meaning set forth in the preamble.

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“Buyer Indemnitees” has the meaning set forth in Section 9.02.

“Capital Stock” means the Common Stock and the Preferred Stock.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the preamble.

“Company 401(k) Plan” means any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

“Company” has the meaning set forth in the preamble.

“Company Financial Statements” has the meaning set forth in Section 3.10(c).

“Company SEC Reports” has the meaning set forth in Section 3.10(a).

“Consideration Spreadsheet” has the meaning set forth in Section 2.07(a).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Debtholders” means each of Kenneth I. Denos P.C., Acadia Group, Inc., Chene C. Gardner & Associates, Inc., and Acadia Properties, LLC.

“Debt Extinguishment Amount” means $394,973.14.

“Demand Promissory Notes” means the Company’s 8% demand promissory notes held by the Debtholders.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company, Sellers’ Representative and the Buyers concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“End Date” has the meaning set forth in Section 5.02.

“Environmental Claim” means any claim, demand, dispute, notice of noncompliance or violation, allegation, request for information, citation, summons, complaint, or any administrative, regulatory, or judicial Actions, penalty, fine or Encumbrance, suits, directives, obligations, encumbrances, proceedings, investigations, or requests for information by any person alleging potential Liability arising out of, based on or resulting from: (a) the presence, use, generation, management, storage, manufacture, processing, treatment, transportation, disposal or release into the environment, of any Hazardous Materials at any location, whether or not owned by the Company; (b) any actual or alleged noncompliance with or violation of any Environmental Law or any term or condition of any approval or permit required pursuant to any Environmental Law; or (c) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of, release of or exposure to any Hazardous Materials.

“Environmental Laws” has the meaning set forth in Section 3.22.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.02(a).

“Escrow Agreement has the meaning set forth in Section 2.02(a).

“Escrow Balance” has the meaning set forth in Section 2.02(b).

“Escrow Pro Rata Share” means, with respect to a particular Seller, a fraction (a) the numerator of which equals the Purchase Price payable to such Seller pursuant to this Agreement, and (b) the denominator of which equals the Purchase Price payable to all Sellers.

“Excepted Representations” means the representations and warranties set forth in Section 3.01 (Authority; Execution; Enforceability), Section 3.02 (Organization and Qualification of the Company), Section 3.03 (Capitalization), Section 3.04 (Title to Common Stock), Section 3.22 (Environmental and Safety Laws), Section 3.23 (Employee Benefits), Section 3.25 (Taxes) and Section 3.28 (Brokers).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency, instrumentality or taxing authority of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, consent, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” has the meaning set forth in Section 3.22.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means Liabilities (a) for borrowed money, or with respect to deposits or advances of any kind (other than deposits, advances or excess payments accepted in connection with the sale of products or services in the ordinary course of business), (b) evidenced by bonds, debentures, notes or similar instruments, (c) upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase of products or services in the ordinary course of business), (d) under conditional sale or other title retention agreements, (e) issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (f) of others secured by (or for which the holder of such Liabilities has an existing right, contingent or otherwise, to be secured by) any Encumbrance or security interest on property owned or acquired by the Person in question whether or not the obligations secured thereby have been assumed, (g) under leases required to be accounted for as capital leases under GAAP, and (h) under any Contract pursuant to which any Person guarantees, endorses or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise assure a creditor against loss) the Liabilities of any other Person, or guarantees the payment of dividends or other distributions upon the equity securities or interest of any other Person.

“Indemnified Party” means any Person that is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

“Indemnifying Party” means any party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

“Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any Seller, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, guidance, other requirement or rule of law of any Governmental Authority.

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“Leased Real Property” has the meaning set forth in Section 3.15(b).

“Liabilities” has the meaning set forth in Section 3.11(a).

“Loan” means the amount outstanding under certain loan agreements with the Debtholders.

“Losses” has the meaning set forth in Section 9.02.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), prospects or assets of the Company, or (b) the ability of Sellers to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.07 and Section 5.07; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that “Material Adverse Effect” shall include any event, occurrence, fact, condition or change referred to in clauses (i) through (vii) immediately above to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Material Contracts” has the meaning set forth in Section 3.13(a).

“New Directors” has the meaning set forth in Section 5.13.

“Notice of Claim” has the meaning set forth in Section 9.05(a).

“OTC” has the meaning set forth in Section 3.09.

“Payoff Letter” has the meaning set forth in Section 7.02(q).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.12(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of the Company for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company for any Pre-Closing Tax Period.

“Preferred Stock” has the meaning set forth in Section 3.03.

“Pro Rata Share” means, with respect to a particular Seller, a fraction (a) the numerator of which equals the Purchase Price payable to such Seller pursuant to this Agreement, and (b) the denominator of which equals the Purchase Price payable to all Sellers (without taking into account the deduction of any portion of the transaction expenses payable by such Seller). For purposes of determining a Seller’s Pro Rata Share, the Buyers shall be entitled to rely on the Consideration Spreadsheet and no effect shall be given to any subsequent transfer by a Seller of the right to receive any Purchase Price consideration.

“Purchase Price” means $450,000.

“Real Property” means any real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Real Property Lease” has the meaning set forth in Section 3.13(b).

“Release” has the meaning set forth in Section 5.11.

“Representative” means, with respect to any Person, any and all managers, officers, members, managers, shareholders, stockholders, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means the Business.

“Restricted Period” has the meaning set forth in Section 5.06(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

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“Seller Indemnitees” has the meaning set forth in Section 9.03.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Series A Preferred Stock” has the meaning set forth in Section 7.02(s).

“Straddle Period” has the meaning set forth in Section 6.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or other legal entity of which such Person (either alone or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture, limited liability company, trust or other legal entity, or otherwise owns, directly or indirectly, such equity interests, that would confer control of any such corporation, partnership, joint venture, limited liability company, trust or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Tail Insurance” has the meaning set forth in Section 5.10.

“Taxes” means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any Governmental Authority, including all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, escheat, abandoned or unclaimed property, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Contest” has the meaning set forth in Section 6.06.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 9.05(a).

“Third Party Defense” has the meaning set forth in Section 9.05(a).

“Transaction Documents” means this Agreement, the Escrow Agreement and all other agreements executed in connection with this Agreement.

“Union” has the meaning set forth in Section 3.22(e).

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ARTICLE II

PURCHASE AND SALE

Section 2.01        Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell, assign, transfer and deliver to the Buyers, and each Buyer shall purchase, acquire and accept from such Sellers, such Seller’s right, title and interest in and to the shares of Common Stock held by each Seller as set forth on Schedule I attached hereto, free and clear of all Encumbrances, for the Purchase Price.

Section 2.02        Escrow Agent; Escrow

(a)                     At the Closing, the Buyers and Sellers’ Representative shall designate Gennari Aronson, LLP to act as escrow agent following the Closing (the “Escrow Agent”) pursuant to an escrow agreement to be executed by and among the Sellers’ Representative, the Buyers and the Escrow Agent in substantially the form of Exhibit A hereto (the “Escrow Agreement”).

(b)                     Pursuant to Section 2.02 and concurrently with the Closing, the Buyers shall deposit with the Escrow Agent, by wire transfer of immediately available funds to a separate account designated in writing by the Escrow Agent, Seventeen Thousand Dollars and No Cents ($17,000.00) (the “Escrow Amount” and, together with interest and earnings thereon, the “Escrow Fund”), which escrow shall be invested, held and disbursed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement and shall serve as security to the Buyers for the satisfaction in full of the covenant contained in Section 5.14 of this Agreement. Interest which accrues on the Escrow Amount, if any, shall be allocated and disbursed in accordance with the Escrow Agreement. Subject to any claims made pursuant to the Escrow Agreement, the remaining undistributed balance of the Escrow Fund, if any, shall be released by the Escrow Agent to Sellers’ Representative to be disbursed to the Sellers in accordance with Section 8.01 hereof. Any portion of the Escrow Fund disbursed to Sellers’ Representative in accordance with this Agreement and the Escrow Agreement (for further disbursement to the Sellers in accordance with Section 8.01) is referred to collectively as the “Escrow Balance”.

Section 2.03        Transactions to be Effected at Closing; Payments Due at Closing.

(a)                     At the Closing, the Buyers shall deliver to the Sellers’ Representative:

(i)                 the Purchase Price minus (A) the Debt Extinguishment Amount and (B) the Escrow Amount, by wire transfer of immediately available funds to an account of Sellers’ Representative designated in writing no later than two (2) Business Days prior to the Closing Date by Sellers’ Representative to the Buyers (the “Closing Payment”); and

(ii)               the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Buyers at or prior to the Closing pursuant to Section 7.03 of this Agreement.

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(b)                     At the Closing, the Sellers’ Representative shall deliver to the Buyers:

(i)                 the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 7.02 of this Agreement; and

(ii)               a certificate in form and substance reasonably satisfactory to the Buyers, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding under Section 1445 of the Code.

(c)                     At the Closing, the Buyers shall deliver the Debt Extinguishment Amount to the Sellers’ Representative for payment to the Debtholders.

(d)                     At the Closing, the Buyers shall deliver to the Escrow Agent the Escrow Amount by wire transfer of immediately available funds pursuant to the terms and conditions of the Escrow Agreement.

Section 2.04        Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Common Stock contemplated hereby shall take place at a closing (the “Closing”) to be held no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, or on such other date or at such other place as the parties hereto may mutually agree upon in writing (it being understood that the Closing may be effected by the delivery of documents via e-mail and/or overnight courier) (the day on which the Closing takes place being the “Closing Date”).

Section 2.05        Withholding Tax. Notwithstanding anything herein to the contrary, each of the Buyers and the Escrow Agent (and any of their agents) shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld under any provision of Tax Law. All such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such withholding was made.

Section 2.06        Offset; Other Adjustments. In addition to any other rights or remedies set forth herein, any amounts payable to any Seller pursuant to this Agreement may be offset by any Buyer Indemnitee by any amounts payable by any Seller to any Buyer Indemnitee pursuant to this Agreement.

Section 2.07        Consideration Spreadsheet.

(a)                     At least five (5) Business Days before the Closing, the Company shall prepare and deliver to the Buyers a spreadsheet (the “Consideration Spreadsheet”), certified by the Chief Executive Officer of the Company, which shall set forth, as of the Closing Date, the following:

(i)                 the names and addresses of all Stockholders and the number of shares of Common Stock held by such Persons; and

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(ii)               each Seller’s Escrow Pro Rata Share (as a percentage interest and the interest in dollar terms) of the amount to be contributed to the Escrow Fund.

(b)                     The parties agree that the Buyers shall be entitled to rely on the Consideration Spreadsheet for making payments of the Escrow Amount, as well as for attribution of value for each Seller pursuant to this Article II. In addition, the Buyers shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet. For purposes of determining a Seller’s Pro Rata Share, the Buyers shall be entitled to rely on the Consideration Spreadsheet and no effect shall be given to any subsequent transfer by a Stockholder of the right to receive any consideration pursuant to this Article II. In addition, the Sellers’ Representative shall deliver any amended Consideration Spreadsheet to the Buyers within two (2) Business Days of any such amendment and shall acknowledge in each such communication that any changes to the Consideration Spreadsheet were made subsequent to delivery of the Closing Payment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

The Company and each of the Sellers, jointly and severally, hereby represent and warrant to the Buyers that the statements contained in this Article III are true, complete and correct as of the date hereof and as of the Closing Date.

Section 3.01        Authority; Execution; Enforceability. The Company and each Seller has the requisite capacity to execute, deliver and perform their respective obligations under this Agreement and each Transaction Document to which it is a party. This Agreement and each Transaction Document to which the Company and each Seller is a party has been duly executed and delivered by the Company and each Seller, respectively, and constitutes a legal, valid and binding obligation of each of the Company and each Seller, enforceable against the Company and each Seller in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.02        Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Utah. The Company has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

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Section 3.03        Capitalization.

(a)                     The authorized capital stock of the Company consist solely of (i) 50,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock (the “Preferred Stock”). A total of 11,700,000 shares of Common Stock and 0 shares of preferred stock are issued and outstanding as of the date hereof. All of the shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Sellers, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Buyers shall own 99.96% of the outstanding shares of Common Stock, free and clear of all Encumbrances.

(b)                     All of the shares of Common Stock were issued in compliance with applicable Laws. None of the shares of Common Stock were issued in violation of any agreement, arrangement or commitment to which the Sellers or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)                     Except as set forth in Section 3.03(c) of the Disclosure Schedules, as of the date of this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Common Stock or any equity ownership interests of the Company or obligating the Sellers or the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. As of the Closing Date, there will not be any outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Common Stock or any equity ownership interests of the Company or obligating the Sellers or the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. The Company does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Common Stock.

Section 3.04        Title to Common Stock. Each Seller is the lawful and record and beneficial owner of, and has good and marketable title to, all of the shares of Common Stock as set forth opposite such Seller’s name on Schedule I hereto, and such Seller has the full power and authority to vote such shares of Common Stock and transfer and otherwise dispose of such shares of Common Stock and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no Contracts between such Seller and the Company and/or any other Person with respect to the voting, sale or other disposition of such shares of Common Stock or any other matter relating to such shares of Common Stock.

Section 3.05        Series A Preferred Stock. The shares of the Series A Preferred Stock have been duly authorized and when issued and paid for, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances.

Section 3.06        Subsidiaries. The Company does not own, or have any interest in any shares, or have an ownership interest in any other Person.

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Section 3.07        No Conflicts; Consents. The execution, delivery and performance by the Company and each Seller of this Agreement and the other Transaction Documents to which the Company and each Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents of the Company or any Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any Seller; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company or any Seller is a party or by which the Company or any Seller is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of any Seller or the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company or any Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.08        DTC; Listing. The shares of Common Stock are eligible to be settled through the Depository Trust Company with no impediments to the transferability of the shares of Common Stock.

Section 3.09        FINRA Clearance. The Company has cleared FINRA’s review of its Form 211 and the shares of Common Stock commenced trading on the OTC Bulletin Board (“OTC”).

Section 3.10        SEC Filings; Financial Statements.

(a)                     The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 16, 2018 (the forms, statements, reports and documents filed or furnished since January 16, 2018 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company SEC Reports”). Each of the Company SEC Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company SEC Reports, or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material

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fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and any Company SEC Reports filed or furnished with the SEC subsequent to the date of this Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.10(a), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)                     As of the date of this Agreement, the Company has timely responded to all comment letters of the staff of the SEC relating to the Company SEC Reports, and the SEC has not advised the Company that any final responses are inadequate, insufficient or otherwise non-responsive. Company has made available to the Buyers true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and the Company, on the other hand, occurring since January 16, 2018, and will, reasonably promptly following the receipt thereof, make available to the Company any such correspondence sent or received after the date of this Agreement. As of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(c)                     (i) Each of the financial statements (including, in each case, any notes or schedules thereto) included in or incorporated by reference into the Company SEC Reports fairly present, in all material respects, the financial position of the Company as of its date, or, in the case of the Company SEC Reports filed after the date of this Agreement, will fairly present, in all material respects, the financial position of the Company as of its date and each of the statements of operations, stockholders’ deficit and cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, or in the case of the Company SEC Reports filed after the date of this Agreement, will fairly present, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (except as indicated in the notes thereto, and in the case of unaudited statements, as may be permitted by the rules of the SEC, and subject to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (the “Company Financial Statements”).

(d)                     The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting

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principles, and such system is effective in providing such assurance. The Company maintains a system of controls and procedures designed to ensure that information required to be disclosed by the Company in reports that that Company files or submits under the Exchange Act is recorded, processed, summarized and reported within time periods specified in the SEC’s rules and forms and to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to our management, including the Company’s Chief Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective The Company is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act.

(e)                     Each of the Principal Executive Officer of the Company, the Principal Financial Officer of the Company and the Principal Accounting Officer of the Company (or each former Principal Executive Officer of the Company, each former Principal Financial Officer of the Company and each former Principal Accounting Officer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Agreement, “Principal Executive Officer,” “Principal Financial Officer” and “Principal Accounting Officer” has the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have any outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

(f)                     Neither the Company nor any director, officer, employee, or internal or external auditor of the Company has received or otherwise had or is aware of any substantive material complaint, allegation, assertion or claim, whether written or oral, that the Company has engaged in questionable accounting or auditing practices. Since March 20, 2014, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer or general counsel of the Company, the board of directors of the Company or any committee thereof, other than ordinary course audits or reviews of accounting policies or internal controls required by the Sarbanes-Oxley Act.

(g)                     The Company is, and since March 20, 2014 has been, in material compliance with the applicable provisions of the Sarbanes-Oxley Act. The Company has delivered or made available to the Buyers complete and correct copies of all material correspondence between OTC and the Company since March 20, 2014.

Section 3.11        Undisclosed Liabilities.

(a)                     The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”) except for the liabilities set forth on Section 3.11(a) of the Disclosure Schedules.

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(b)                     The Company has no Indebtedness other than the Indebtedness outstanding under the Demand Promissory Notes and the Loans.

Section 3.12        Absence of Certain Changes, Events and Conditions. Since December 31, 2017, there has not been, with respect to the Company, any:

(a)                     event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)                     amendment of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents;

(c)                     split, combination or reclassification of any shares of Common Stock or other equity interest;

(d)                     issuance, sale or other disposition of any of equity interest, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity interests;

(e)                     declaration or payment of any dividends or distributions on or in respect of any equity interests or redemption, purchase or acquisition of equity interests;

(f)                     change in any method of accounting or accounting practice;

(g)                     material change in the cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)                     entry into any Contract that would constitute a Material Contract;

(i)                     incurrence, assumption or guarantee of any Indebtedness;

(j)                     transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Company Financial Statements or cancellation of any debts or entitlements;

(k)                     transfer, assignment or grant of any license or sublicense of any rights under or with respect to any intellectual property;

(l)                     damage, destruction or loss (whether or not covered by insurance) to any of its material assets or property;

(m)                     loan (or forgiveness of any loan), advance or capital contribution made by the Company to, or investment in, any Person;

(n)                     termination, modification or amendment of any Contract, except for terminations, modifications or amendments which are not material to the Company;

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(o)                     capital expenditures;

(p)                     imposition of any Encumbrance upon any of the Company’s properties, equity interests or assets, tangible or intangible;

(q)                     change in any compensation or benefits arrangement or agreement with any employee, officer, director, manager or stockholders of the Company;

(r)                     adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, manager, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(s)                     entry into any other transaction with any stockholders, managers, directors, officers and employees;

(t)                     entry into a new line of business or abandonment or discontinuance of existing lines of business;

(u)                     adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(v)                     purchase, lease or other acquisition of the right to own, use or lease any property or assets, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(w)                     acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(x)                     change in any tax election or method of tax accounting, filing of any amended Tax Return, consent to any waiver or extension of any applicable statute of limitations with respect to Taxes, or any settlement or final determination of any tax audit, claim, investigation, litigation or other proceeding or assessment;

(y)                     cancellation or forfeiture of any debts or claims or any waiver of any rights of value;

(z)                     acceleration or delay in the collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

(aa)                     delay or acceleration in the payment of any account payable or other Liability beyond or in advance of its due date or the date when such account payable or other Liability would have been paid in the ordinary course of business consistent with past practice;

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(bb)                     payment of a material Liability in advance of when due;

(cc)                     labor dispute or any activity or proceeding by a Union or representative thereof to organize any employees of the Company, or any lockouts, strikes, work stoppages or any threats thereof or any slowdowns or threats thereof by or with respect to such employees;

(dd)                     any contract with any Affiliate of the Company; or

(ee)                     agreement, understanding, authorization or proposal for the Company to take any of the actions specified in this Section 3.12.

Section 3.13        Material Contracts.

(a)                     Except as set forth in Section 3.13(a) of the Disclosure Schedules, the Company is not a party to or otherwise bound by:

(i)                 any Contract with any customer or client (other than any Contract described below in this Section 3.13);

(ii)               any Contract that requires the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)             any Contract that provides for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv)             any merger, acquisition, consolidation, sale or other business combination or divestiture transaction;

(v)               any broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(vi)             any employment, bonus, compensation, pension, insurance, retirement, deferred compensation or other similar Contract, plan, trust, fund or other Contract for the benefit of employees;

(vii)           any Contract relating to Indebtedness (including, without limitation, guarantees);

(viii)         any Contract with any Governmental Authority;

(ix)             any obligation which purports to limit or restrict in any respect (A) the ability of the Company to solicit customers or employees, or (B) the manner in which, or the localities in which, all or any portion of the business and operations of the Company may be conducted;

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(x)               any Contract that provides for any joint venture, partnership or similar arrangement, including any share of revenues, profits, losses, costs or liabilities;

(xi)             any Contract with any Affiliate of the Company or the Sellers;

(xii)           any collective bargaining agreements or Contracts with any Union;

(xiii)         any Contract with a Material Supplier pursuant to which the Company purchases materials, supplies, equipment, products or services (including any private label or similar Contract);

(xiv)         any agreement relating to intellectual property;

(xv)           any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of its products, technology, intellectual property or business, or containing any non-competition covenants or other restrictions relating to the Company’s business activities;

(xvi)         any Contract providing for the development of any software, technology or intellectual property, independently or jointly, (A) by or (B) for the Company;

(xvii)       any license, sublicense and other Contract relating to the hosting of any Company website;

(xviii)     any Real Property Lease;

(xix)         any lease of personal property which involves annual payments by the Company;

(xx)           any guarantee of the obligations of customers, suppliers, officers, directors, managers, employees, Affiliates or other third parties;

(xxi)         any Contract granting an Encumbrance (other than Permitted Encumbrances) upon any material property or asset of the Company;

(xxii)       any Contract under which the Company has made advances or loans to any other Person;

(xxiii)     any settlement agreement;

(xxiv)     any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereunder or thereunder, either alone or in combination with any other event;

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(xxv)       any confidentiality, secrecy or non-disclosure Contract;

(xxvi)     any power of attorney; and

(xxvii)   any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.13 (all such Contracts referred to in clauses (i) through (xxix) above the “Material Contracts”).

(b)                     Each Material Contract is valid and binding on the Company, as the case may be, and to the Company’s Knowledge the other parties thereto, in accordance with its terms and is in full force and effect. None of the Company, and to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Buyers.

Section 3.14        Title to Assets; Condition of Assets.

(a)                     The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Company Financial Statements or acquired after December 31, 2017, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since December 31, 2017. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                 liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves in the Company Financial Statements;

(ii)               mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company;

(iii)             easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company; or

(iv)             liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

(b)                     Section 3.14(b) of the Disclosure Schedules sets forth a true, accurate and complete list of all property owned, leased or licensed by the Company. The properties and

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assets owned, leased or licensed by the Company constitute all of the assets used in, or necessary for, the business of the Company. All properties and assets (other than real property) that are material to the operation of the business of the Company are in good operating condition, subject to normal wear and tear, and are free of any significant defects. No person other than the Company is engaged in, or owns any asset or property that is used in or necessary for the operation of, the business of the Company.

Section 3.15        Real Property.

(a)                     The Company does not own any real property.

(b)                     Section 3.15(b) of the Disclosure Schedules sets forth a true, accurate and complete list of each lease or similar agreement (each, a “Real Property Lease”) under which the Company is lessee of, or holds or operates, any real property owned by any third Person (the “Leased Real Property”). The Company has made available to the Buyers true and complete copies of all Real Property Leases, including any amendments thereto, and there has not been any sublease or assignment of such Real Property Lease entered into by the Company. Each Real Property Lease is valid, binding and in full force and effect, and neither the Company, nor, to the Company’s Knowledge, is any other party thereto in breach or default thereunder and no event has occurred which, with notice or the lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder. The Company has a valid leasehold interest in all Leased Real Property, as applicable, free and clear of all Encumbrances other than Permitted Encumbrances. The Company is not aware of any impediment to its right to quiet enjoyment of each of the Leased Real Properties for the full term of the applicable Real Property Lease (and any renewal option(s) contained therein). Except for Permitted Encumbrances, there are no agreements or other documents governing or affecting the occupancy or tenancy of any of the Leased Real Property by any Person other than the Company. The Company has not received any notice (or been served with legal process to the effect) that the whole nor any part of any Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority, and, to the Company’s Knowledge, no such condemnation or other taking is threatened. The current use, occupancy and operation of the premises leased pursuant to the Real Property Leases by the Company is (i) in compliance with all Laws affecting such leased premises (including, without limitation, zoning, use, occupancy, building, ordinance and other applicable Laws), and (ii) in compliance with and permitted by the Real Property Leases.

(c)                     The Leased Real Property constitutes all of the real property that is used in the business of the Company or occupied by the Company in connection with the conduct of the business of the Company. All of the buildings and material structures and improvements located on any of the Leased Real Property are in adequate condition, subject to normal wear and tear, and are free of any significant defects.

Section 3.16        Inventory. The Company does not have any Inventory.

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Section 3.17        Accounts Receivable, Advances Receivable and Accounts Payable.

(a)                     The accounts receivable and advances receivable reflected in the Company Financial Statements and the accounts receivable and advances receivable arising after the dates thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown in the Company Financial Statements, as applicable, or, with respect to accounts receivable arising after December 31, 2017, as applicable, on the accounting records of the Company, are collectible in full within ninety (90) calendar days after billing. The reserve for bad debts shown in the Company Financial Statements or, with respect to accounts receivable arising after December 31, 2017, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to the absence of disclosures normally made in footnotes.

(b)                     The accounts payable and accrued expenses reflected in the Company Financial Statements and the accounts payable and accrued expenses arising after the dates thereof have arisen from bona fide transactions entered into by the Company involving the purchase of goods or the receipt of services in the ordinary course of business consistent with past practice, and no such account payable or accrued expense is, or as of the Closing Date will be, delinquent in its payment.

Section 3.18        Insurance. Section 3.18(i) of the Disclosure Schedules is a correct and complete list, by type, carrier, policy number, self-insured retention, policy period, coverage amount and expiration date, of all insurance coverage carried by the Company, indicating, with respect to each such policy, whether it is occurrence based or claims made. Section 3.18(ii) of the Disclosure Schedules also sets forth a schedule of all claims made under any of the policies listed in Section 3.18(i) of the Disclosure Schedules since March 20, 2014 and their status. All such claims have been filed in a timely fashion. All premiums which are due and payable with respect thereto have been timely paid. The Company has not received written notice of cancellation or non-renewal of any such policy or binder. All such insurance policies are in full force and effect and sufficient for compliance with all Laws and Contracts to which the Company is a party or by which it is bound. None of such insurance policies will in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Company has applied for any insurance policy or with which the Company has carried an insurance policy. The Company has complied in all respects with the provisions of each insurance policy under which it is the insured. No insurer under any insurance policy under which the Company is insured has canceled, indicated any intent to do so or to not renew any such policy, or indicated an intent to increase premiums nor, to the Company’s Knowledge, is there any basis of any such action. There are no claims related to the business of the Company (i) as to the which the Company has Knowledge or reasonably should have Knowledge and have not been reported to the insurer or

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(ii) pending under any such Insurance Policies as to pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Company’s insurance policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

Section 3.19        Legal Proceedings; Governmental Orders.

(a)                     There are no Actions pending or, to Company’s Knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against any Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, any Seller or any Affiliate thereof that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or the other Transaction Documents. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)                     There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

(c)                     There are no settlements or orders relating to any Actions previously settled or dismissed that require any payments or action to be taken, or not to be taken, in the future.

Section 3.20        Compliance With Laws.

(a)                     The Company has complied and is in compliance in all material respects with all Laws applicable to it or any of its assets or properties;

(b)                     The Company has not received (i) any written notice to the effect that it is not in compliance with any Laws, or (ii) any oral notice to the effect that it is not in compliance with any applicable Laws;

(c)                     No investigation or review by any Governmental Authority with respect to the Company is pending, or to the Company’s Knowledge, threatened;

(d)                     The Company is not and has not been, a party to any Contract or concerted practice, or any other conduct or practice (unilateral or otherwise), which violates any Antitrust Laws of any jurisdiction;

(e)                     The Company is not subject to any prohibition, Governmental Order, condition, undertaking, assurance or similar measure or obligation imposed by or under any Antitrust Laws;

(f)                     The Company is not and has not been, subject to any inquiry, investigation, request for information, notice or other communication by any Governmental Authority under any Antitrust Laws;

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(g)                     None of the Company, any director, officer or employee, or, to Company’s Knowledge, any distributor, agent or other Person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any unlawful gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to, or otherwise taken any direct or indirect interest in, any competitor, customer, supplier, Governmental Authority, employee or other Person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction); and there are no situations with respect to the Company which involve (i) the use of the Company’s funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977 (or similar non-U.S. Laws) or the UK Bribery Act, or (iii) the giving or receipt of any illegal discounts or rebates or any other violation of Antitrust Laws;

(h)                     The Company has at all times conducted its business in accordance with the applicable Anti-Corruption Laws and the Anti-Terrorism and Anti-Money Laundering Laws and, to the Company’s Knowledge, there is no fact which might reasonably be expected to give rise to, any (i) violation of or default under, (ii) Governmental Order of any Governmental Authority, or (iii) inquiry, investigation, reference, notification, proceeding, report, decision or other Action, in each case whether in the United States or elsewhere, with respect to the Anti-Corruption Laws and the Anti-Terrorism and Anti-Money Laundering Laws, regulations or conventions applicable thereto in relation to the assets or business of the Company or any of its respective directors, managers, members, officers, employees or agents; and

(i)                     None of the Company, any Seller or, to the Company’s Knowledge, any officer, director or employee of the Company has used any corporate or other funds for bribes, kickbacks or unlawful contributions or payments.

Section 3.21        Permits. All Permits required for the Company to conduct its respective businesses, as the case may be, have been obtained by them and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.21 of the Disclosure Schedules is a correct and complete list of all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.21 of the Disclosure Schedules.

Section 3.22        Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (“Environmental Laws”), and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. There are no, and there have not been any, Environmental Claims filed, pending or threatened, against the Company (against the owner of any Leased Real Property), and there are no facts, circumstances or conditions that would be expected to result in or be the basis of any Environmental Claims or to prevent or limit continued compliance by the Company with Environmental Laws. There are no Liabilities of, or in any way relating to, the business of the Company, of any kind whatsoever, whether accrued,

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contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there is no currently or formerly existing condition, situation or set of circumstances which would reasonably be expected to result in any such Liability. No Hazardous Materials are used or have been used, stored, or disposed of by the Company, or to the Company’s Knowledge, by any other Person on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

Section 3.23        Employee Benefits

(a)                     Section 3.23(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, equity or equity-based, change in control, retention, severance, welfare, health, life, disability, cafeteria, flexible spending, vacation, paid time off, fringe-benefit and other similar compensatory agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, manager, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which the Buyers or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.23(a) of the Disclosure Schedules, each, a “Benefit Plan”). The Company does not have, maintain or sponsor any Benefit Plans.

(b)                     With respect to each Benefit Plan, the Company has made available to the Buyers accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any adoption agreements, trust agreements, other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements, investment management or investment advisory agreements, or other similar agreements; (iv) the most recent summary plan description and any summaries of material modifications thereto; (v) employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (vi) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vii) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the filed Form 5500 for each of the prior three plan years, with schedules attached; (viii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently

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completed plan years; (ix) the results of the coverage, non-discrimination and other qualification related tests under Code Sections 401, 410, 411, 414 and 416 for each of the two most recent plan years and any documents related to any required corrective actions taken by the Company; and (x) copies of material notices, letters or other correspondence from or with any Governmental Authority, including without limitation any petition filed.

(c)                     The Company is not and has not ever been (i) a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” within the meaning of Code Section 414(b), (c) or (m), or (ii) required to be aggregated under Section 414(o) of the Code or (iii) under “common control,” within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in each case with any other entity (an “ERISA Affiliate”). None of the Benefit Plans is and the Company and its ERISA Affiliates have not sponsored, contributed to or been obligated to contribute to: (i) a defined contribution plan intended to qualify under Section 401(a) of the Code, (ii) a “defined benefit plan” as defined in ERISA Section 3(35); (iii) a pension plan subject to the funding standards of ERISA Section 302 or Code Section 412; (iv) a “multiemployer plan” as such term is defined in ERISA Section 3(37) or Code Section 414(f); (v) a “multiple employer plan” within the meaning of ERISA Section 201(a) or Code Section 413(a); or (vi) a multiple employer welfare arrangement within the meaning of ERISA Section 3(40).

(d)                     Each Benefit Plan has been established, administered and maintained in all material respects in accordance with its terms, in compliance with applicable Law and all relevant regulatory and administrative requirements. Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter as to its qualification, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor. To the Company’s Knowledge, nothing has occurred that would reasonably be expected to cause the loss of such qualification. There are no filings, petitions or applications pending with respect to the Company Plans with the IRS, the U.S. Department of Labor or any other Governmental Authority.

(e)                     No Benefit Plan under which welfare benefits are provided to employees of the Company, excluding any short-term disability, non-qualified deferred compensation or flexible spending account plan or program, is self-funded, self-insured or funded through the general assets of the Company or an ERISA Affiliate. No Benefit Plan under which welfare benefits are provided to employees of the Company is or at any time was funded through a “voluntary employees’ beneficiary association” as defined in Code Section 501(c)(9), otherwise funded through a trust or is subject to Code Section 419 or 419A. There are no Benefit Plans under which welfare benefits are provided to employees of the Company beyond their retirement or other termination of service, other than coverage mandated by Section 4980B of the Code, Title I of ERISA or similar state group health plan continuation Laws, the cost of which is fully paid by such employees or their dependents. The Company and each ERISA Affiliate has complied with the continuation coverage requirements of Code Section 4980B and Subtitle B of Title I of ERISA.

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(f)                     Except as required by applicable Law, no provision of any Benefit Plan or collective bargaining agreement could reasonably be expected to result in any limitation on the Buyers or any of its Affiliates from amending or terminating any Benefit Plan.

(g)                     There is no pending or, to Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(h)                     None of the Company or any other “disqualified person” or “party in interest,” as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any “prohibited transaction,” as defined in Section 4975 of the Code or Section 406 of ERISA (which is not otherwise exempt), with respect to any Benefit Plan, nor, to the Company’s Knowledge, have there been any fiduciary violations under ERISA that could subject the Company (or any employee) to any material penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.

(i)                     As of the date hereof and as of the Closing Date, all contributions, premiums and other payments due or required to be paid to (or with respect to) each Benefit Plan have been timely paid, or if not yet due, have been accrued as a liability in the Company Financial Statements to the extent required by GAAP.

(j)                     There has been no amendment to, announcement by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, manager, employee, independent contractor or consultant, as applicable.

(k)                     Neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated herein will (either alone or in conjunction with any other event) (i) result in any payment becoming due to any Company employee, (ii) increase any payments or benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any payments or benefits under any Benefit Plan, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person, or (v) result in any compensation payable to any individual in connection with the transactions contemplated herein being nondeductible to the Company under Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code. The Company has no obligation to any Person to provide any indemnification, “gross up” or similar payment to any Person in the event any excise tax is imposed on such person under Code Sections 409A or 4999 or similar state laws.

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(l)                     With respect to each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1) that is subject to Code Section 409A, (i) the written terms of the Benefit Plan have at all times since January 1, 2009 been in compliance in all material respects with Code Section 409A and the Benefit Plan has been operated in material compliance (or with respect to periods prior to January 1, 2009, in good faith compliance) with Code Section 409A and its applicable regulations.

Section 3.24        Employment Matters.

(a)                     Section 3.24(a) of the Disclosure Schedules contains correct and complete list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) a description of the fringe benefits provided to each such individual as of the date hereof; and (vii) the amount of accrued vacation or other paid time off accrued as of the date hereof and as of the Closing Date.

(b)                     As of the date hereof and as of the Closing Date, the Company (i) has paid in full or accrued in full in the Company Financial Statements all compensation, including wages, commissions, bonuses and accrued vacation or other paid time off, payable to employees, managers, independent contractors or consultants of the Company for services performed on or prior to the applicable date; and (ii) has paid or withheld or collected from their employees the amount of all Taxes required to be withheld or collected therefrom and have paid the same when due to the proper Governmental Authority.

(c)                     The employment or services of all persons employed by or providing services to the Company is terminable at will without any penalty or severance obligation on the part of the Company. There are no employment, severance pay, continuation pay, termination or indemnification Contracts between the Company and any current or former Seller, officer, director, manager, employee, consultant or independent contractor of the Company, and no officer of the Company has made any representation, promise, or guarantee of any kind to its employees regarding the employee’s continued employment with the Company or the terms of any employee’s compensation.

(d)                     The Company does not have a present intention to terminate the employment of any officer, senior management or key employee or group of employees. To the Company’s Knowledge, no executive or senior management or key employee of the Company has any plans to terminate employment with the Company.

(e)                     The Company is not, and has never been a party to, bound by, or negotiated any collective bargaining agreement or other Contract with a union, works council or labor organization purporting to represent any employee of the Company (collectively, “Union”), and there is not, and has never been any Union representing or purporting to represent any employee of the Company. To the Company’s Knowledge, no Union or group of

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employees is seeking or has sought to organize employees for the purpose of engaging in collective bargaining. There is not and has never been any threat of a strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. There is no unfair labor practice charge or any other action, complaint, suit, arbitration, inquiry, proceeding or investigation pending before the National Labor Relations Board or any other agency having jurisdiction thereof or, to the Company’s Knowledge, threatened.

(f)                     There are no complaints or other actions pending or, to the Company’s Knowledge, threatened by or on behalf of any employee or former employee of the Company alleging breach of any express or implied contract. The Company is in compliance in all material respects with all Laws relating to employment, denial of employment or employment opportunity, termination of employment, workers’ hazardous materials, occupational health and safety including, and pay equity, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, and 1991, the Age Discrimination in Employment Act, Employee Retirement Income Security Act, the Americans With Disabilities Act of 1993, the Family and Medical Leave Act, the Equal Pay Act, Occupational Safety and Health Act, all as amended, and any other applicable Law relating to any condition of employment or employment discrimination. The Company has not incurred any Liability arising from the misclassification of employees or independent contractors, and the Company is in compliance in all material respects with all applicable Laws relating to employee/independent contractor classification, wages and hours, including, without limitation, the Fair Labor Standards Act and analogous state and local Laws.

(g)                     There are no Actions or threatened Actions by or before any Governmental Authority brought by or on behalf of any employee, former employee, Union or other representative of the employees of the Company pending, or to the Company’s Knowledge, threatened, against the Company or any of its employees or directors.

(h)                     To the Company’s Knowledge, no employee of the Company is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company.

(i)                     Except as set forth in Section 3.24(i) of the Disclosure Schedules, which lists each employee holding a visa issued by the United States by name and type of visa, no employee of the Company holds a visa issued by the United States. To the Company’s Knowledge, all employees of the Company working in the United States and subject to United States immigration laws are citizens of the United States. To the Company’s Knowledge, each employee of the Company (whether employed within or outside of the United States) possesses all applicable passports, visas or other applicable work authorizations with respect to the location at which they are employed or with respect to which they travel on behalf of the Company, and has complied with all applicable immigration and similar laws, with such isolated exceptions which do not materially affect the Company’s compliance with applicable United States or foreign immigration or work permit laws or would otherwise result in a Material Adverse Effect.

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(j)                     The Company has furnished or made available to the Buyers all written policies and guidelines of the Company concerning employment practices, working conditions, hours and other employment matters. To the Company’s Knowledge, the Company is in material compliance with all such policies and guidelines.

(k)                     No director, manager, officer or senior management employee of the Company has made any representations, promises or guarantees of any kind to any employee of the Company regarding the employee’s continued employment with the Company or the terms of any employee’s compensation.

(l)                     The Company is under no obligation to continue to make any employee available to consult with third parties or otherwise provide services to third parties and such consulting or other arrangements have not imposed any ongoing obligations on the Company, including without limitation, any obligation not to compete or to keep matters confidential or otherwise. Schedule 3.25(l) sets forth a complete and correct list of all such agreements to provide the services of the Company’s employees to a third party.

(m)                     Each employee of the Company is a party to the Company’s standard form non-compete, nondisclosure, confidentiality, and non-solicit agreement between such employee and the Company.

Section 3.25        Taxes.

(a)                     All Tax Returns required to be filed on or before the Closing Date by or with respect to the Company have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b)                     The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)                     No claim has been made by any Governmental Authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim to be made.

(d)                     No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(e)                     The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before June 30, 2018 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Company Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of

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the recent period covered by the Company Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f)                     Section 3.25(f) of the Disclosure Schedules sets forth:

(i)                 the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

(ii)               those years for which examinations by the Governmental Authorities have been completed; and

(iii)             those taxable years for which examinations by Governmental Authorities are presently being conducted.

(g)                     All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any Governmental Authorities have been fully paid.

(h)                     The Company is not a party to any Action by any Governmental Authority. There are no pending or threatened Actions by any Governmental Authorities.

(i)                     The Company has delivered to the Buyers copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after March 20, 2014.

(j)                     There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(k)                     The Company is not a party to, or bound by, any Tax indemnity, Tax-sharing, Tax allocation or similar agreement or arrangement concerning Taxes.

(l)                     The Company is not a party to, or bound by, any closing agreement or offer in compromise with any Governmental Authorities.

(m)                     No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Governmental Authority with respect to the Company.

(n)                     The Company has not been a member of an affiliated, combined, consolidated, unitary or similar group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

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(o)                     The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. The Company has not taken any action that could defer a Liability for Taxes of the Company from any Pre-Closing Tax Period to any Post-Closing Tax Period.

(p)                     No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(q)                     The Company has not, nor has it been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(r)                     The Company has collected all sales, use, or similar Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documentation in the manner required by all applicable sales and use Tax statutes and regulations.

(s)                     The Company has not distributed stock of another Person, nor, to the Company’s knowledge, has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(t)                     The Company does not own nor is it treated for federal (and applicable state income) tax purposes as owning an equity interest in any Person.

(u)                     Neither the Company, nor any Affiliate thereof shall be required to include an item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting requested prior to the Closing Date; (ii) agreement entered into with any Governmental Authority prior to the Closing Date; (iii) installment sale or open transaction disposition made prior to the Closing Date; (iv) prepaid amounts received or paid on or prior to the Closing Date; (v) intercompany transaction occurring prior to the Closing Date or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local or non-U.S. income Tax Laws) arising prior to the Closing Date; or (vi) election under Section 108(i) of the Code as a result of any reacquisition of a debt instrument occurring prior to the Closing Date.

Section 3.26        Transactions with Affiliates. No Affiliate of the Company or any Seller is currently (i) a party to any transaction with the Company including any contract providing for the employment of, furnishing of goods or services by, rental of real or personal property from, borrowing money from or lending money to, or otherwise requiring payments to, any such Affiliate or (ii) the direct or indirect owner of an interest in any Person which is a competitor, supplier or customer of the Company. Notwithstanding the foregoing, any Affiliate of the

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Company or any Seller may own, directly or indirectly, solely as an investment, an interest in any Person traded on any national securities exchange if such Affiliate or Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

Section 3.27        Books and Records. The Books and Records of the Company, all of which have been made available to the Buyers, are complete and correct. The Books and Records contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders and the managers, and no meeting, or action taken by written consent, of any such stockholders or managers has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all Books and Records and Business Records of the Company will be in possession of the Buyers.

Section 3.28        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company, any Seller or the Buyers.

Section 3.29        Full Disclosure. Neither this Agreement (including the exhibits and schedules hereto) nor any other agreement, document or certificate delivered or to be delivered to the Buyers by or on behalf of the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact within the Knowledge of the Company that has not been disclosed in this Agreement and which could have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyers, severally and not jointly, hereby represent and warrant to the Company and the Sellers:

Section 4.01        Organization and Authority of the Buyers. Each of the Buyers is duly organized, validly existing and in good standing under the Laws of such Buyer’s state of formation, as applicable. Each of the Buyers has full power and authority to enter into this Agreement and the other Transaction Documents to which the Buyers are a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyers of this Agreement and any other Transaction Document to which the Buyers are a party, the performance by the Buyers of their obligations hereunder and thereunder and the consummation by the Buyers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of the Buyers. This Agreement has been duly executed and delivered by the Buyers, and (assuming due authorization, execution and delivery by the Company and the

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Sellers) this Agreement constitutes a legal, valid and binding obligation of the Buyers enforceable against the Buyers in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. When each other Transaction Document to which the Buyers is or will be a party has been duly executed and delivered by the Buyers (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Buyers enforceable against them in accordance with its terms.

Section 4.02        No Conflicts; Consents. The execution, delivery and performance by the Buyers of this Agreement and the other Transaction Documents to which each Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which a Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Buyers in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 4.03        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Buyers.

Section 4.04        Legal Proceedings. There are no Actions pending or, to the Buyers’ knowledge, threatened against or by any of the Buyers or any Affiliate of any of the Buyers that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V

COVENANTS

Section 5.01        Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by each of the Buyers, Sellers shall, and shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) maintain and preserve intact the current organization, business, operations and franchise of the Company and

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to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, lenders, independent contractors, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Company shall not, and the Sellers shall cause the Company not to, without the prior written consent of the Buyers:

(i)                 amend or otherwise change the certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents of the Company or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

(ii)               issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, or redeem, purchase or otherwise acquire, any Capital Stock, or other equity of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any Capital Stock, or any other ownership interest of, the Company;

(iii)             sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance of, any assets or properties of the Company;

(iv)             split, combine or reclassify any of its Capital Stock or other securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for Capital stock or other equity interests;

(v)               adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition under any similar Law;

(vi)             form any Subsidiary or acquire any equity or other interest or make any other investment in any other Person;

(vii)           acquire (by merger, consolidation, acquisition of stock or other securities or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(viii)         incur any Indebtedness or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(ix)             increase in any manner the compensation (including, bonus) or fringe benefits payable or to become payable to its officers, managers or employees;

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(x)               grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee, or establish, adopt, enter into or amend any Benefit Plan, except as required by Law, or pay or agree to pay any severance or termination pay to any director, officer, employee or consultant;

(xi)             create, incur, suffer to exist or assume any Encumbrance (other than Permitted Encumbrances) on any of assets or properties of the Company;

(xii)           change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable);

(xiii)         accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

(xiv)         delay or accelerate payment of any account payable or other Liability beyond or in advance of its due date or the date when such account payable or other Liability would have been paid in the ordinary course of business consistent with past practice;

(xv)           allow the levels of raw materials, supplies, work-in-process, finished goods or other materials included in the inventory of the Company to vary in any material respect from the levels customarily maintained in the business of the Company;

(xvi)         make any material change in the prices at which any services are sold or distributed, or offer any rebates, discounts, commissions, incentives or inducements for the purchase of any services that are materially different from those rebates, discounts, commissions, incentives or inducements offered by the Company in the ordinary course of business consistent with past practice;

(xvii)       modify, amend or terminate any Contract, or enter into any Contract that would have been a Material Contract if in effect on the date hereof;

(xviii)     commit to undertake any capital expenditures;

(xix)         make, change or revoke any Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment relating to the Company, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax;

(xx)           purchase, acquire, lease, license or encumber any assets in any single transaction or series of related transactions;

(xxi)         write-down or write-up the value of any asset, except as required by or in accordance with GAAP;

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(xxii)       settle any Action asserting Liabilities;

(xxiii)     declare, set aside or pay any dividend or other distribution (whether in cash, membership interests or other securities or property or any combination thereof) in respect of any of its membership interests or other equity interests;

(xxiv)     transfer or license to or from any Person any intellectual property;

(xxv)       enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of its products, technology, intellectual property or business, or containing any non-competition covenants or other restrictions relating to its or the Buyers’ business activities;

(xxvi)     enter into any other transaction with any stockholders, equity owners, managers, officers or employees;

(xxvii)   enter into a new line of business or abandon or discontinue existing lines of business;

(xxviii) take any action described in Section 3.12; or

(xxix)     authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any Contract to do any of the foregoing.

Section 5.02        Conduct of Business Following Closing.

(a)                     From the date hereof until the earlier to occur of (i) the Company’s acquisition of a new line of business or (ii) the two-year anniversary of the Closing Date (the “End Date”), the net income generated by the Company’s historical Edgar Express business after the Closing shall be (A) first, used to pay any Liabilities that either arose prior to the Closing or arise after the Closing with respect to the Company’s historical Edgar Express business, including, without limitation, any Liabilities with respect to that certain Sublease Agreement dated as of January 1, 2015 by and between the Company and Acadia Properties, LLC, and (B) second, paid to employees as directed by Mary Foster; provided, however, that such payments shall not exceed $100,000 per year. Furthermore, from the date hereof until the End Date, the existing management team of the Company (including, without limitation, the Company’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) shall remain with the Company in their respective positions to continue to operate the Company’s historical Edgar Express business in the ordinary course of its normal operations and consistent with its past practices of the Company prior to the Closing.

(b)                     Each Seller acknowledges that a breach of this Section 5.02 would give rise to irreparable harm to the Buyers and the Sellers. Buyers and Sellers agree that in the event the existing management team of the Company is either unable or unwilling to comply with Section 5.02(a) above or has breached its obligations pursuant to Section 5.02(a) above, and Sellers fail to provide a suitable replacement for such management personnel who have relevant

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business and financial experience and who are reasonably suitable to the Buyers, Sellers shall be required to pay to the Buyers an amount equal to $500,000 within four months of the date of notice (i) from Sellers to Buyers that the existing management team of the Company is either unable or unwilling to comply with Section 5.02(a) above or (ii) from Buyers to Sellers of a breach of Section 5.02(a). If the Sellers fail to pay to the Buyers any amount due to the Buyers under this Section 5.02(b), then (i) the Sellers shall reimburse the Buyers for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Buyers of their rights under this Section 5.02(b), and (ii) the Sellers shall pay to the Buyers interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Buyers in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent (3%).

(c)                     Each Seller acknowledges that the restrictions contained in this Section 5.02 are reasonable and necessary to protect the legitimate interests of the Buyers and constitute a material inducement to the Buyers to enter into this Agreement and consummate the transactions contemplated by this Agreement.

Section 5.03        Access to Information; Confidentiality.

(a)                     From the date hereof until the Closing, Sellers shall, and shall cause the Company to, (a) afford the Buyers and their Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, Books and Records, Contracts and other documents and data related to the Company; (b) furnish the Buyers and their Representatives with such financial, operating and other data and information related to the Company as the Buyers or any of their Representatives may request; and (c) instruct the Representatives of any Seller and the Company to cooperate with the Buyers in their investigation of the Company. No investigation by the Buyers or other information received by the Buyers shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by each Seller in this Agreement.

(b)                     Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Company shall, and the Sellers shall cause the Company to, furnish to the Buyers (i) within two (2) Business Days following preparation thereof (and in any event within fifteen (15) Business Days after the end of each fiscal month) an unaudited balance sheet as of the end of such month and the related statements of operations, stockholders’ deficit and cash flow for the month then ended, all of such financial statements to be prepared in accordance with GAAP as applied in connection with the Company Financial Statements (except footnotes shall not be required), and (ii) such other revenue, expense, asset, liability, cash flow, working capital, borrowing base, and other similar information as reasonably requested by the Buyers, and in whatever frequency (but no more frequently than weekly) as the Buyers considers appropriate in order to monitor and understand the operations and activities of the Company.

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(c)                     From and following the date of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, the Sellers, jointly and severally, covenant and agree that they will not, and will not permit any of their respective Representatives to, divulge or make use of any trade secrets or other confidential information of the Company or the business of the Company other than to disclose such secrets and information to the Buyers or their Representatives. Notwithstanding the foregoing, such obligations of the Sellers and their respective Representatives shall not apply to information that is, or becomes, publicly available from a source other than a Seller or Representative of a Seller.

Section 5.04        No Solicitation of Other Bids.

(a)                     Each Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, any existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Buyers or any of their Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of Capital Stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b)                     In addition to the other obligations under this Section 5.03, the Company shall promptly (and in any event within two (2) Business Days after receipt thereof by the Company or its Representatives) advise the Buyers orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)                     Each Seller agrees that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach would cause irreparable injury to the Buyers and that money damages would not provide an adequate remedy to the Buyers.

Section 5.05        Notice of Certain Events.

(a)                     From the date hereof until the Closing, the Company shall promptly notify the Buyers in writing of:

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(i)                 any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied, and shall furnish the Buyers any information it may reasonably request with respect to such fact, circumstance, event or action;

(ii)               any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)             any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)             any Actions commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.21 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)                     The Buyers’ receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller in this Agreement (including Section 9.02 and Section 10.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 5.06        Publicity. Neither the Company nor any Seller shall, nor shall any of their respective Affiliates or agents (including accountants, lenders, counsel or investment bankers), without the prior written consent of the Buyers, issue any press release announcing the execution of this Agreement or the transactions contemplated hereby, or the Closing hereunder, otherwise make any public statements regarding the transactions contemplated hereby or otherwise publicly disclose any of the contents of this Agreement.

Section 5.07        Non-competition; Non-solicitation.

(a)                     For a period commencing on the Closing Date and ending upon the earlier to occur of (i) the Company’s acquisition of a new line of business or (ii) the two-year anniversary of the Closing Date (the “Restricted Period”), each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (A) engage in or assist others in engaging in the Restricted Business; (B) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (C) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and distributors, customers or suppliers of the Company, as the case may be.

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Notwithstanding the foregoing, each Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                     During the Restricted Period, each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

(c)                     During the Restricted Period, each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company.

(d)                     Each Seller acknowledges that a breach or threatened breach of this Section 5.06 would give rise to irreparable harm to the Buyers, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any Seller of any such obligations, the Buyers shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)                     Each Seller acknowledges that the restrictions contained in this Section 5.06 are reasonable and necessary to protect the legitimate interests of the Buyers and constitute a material inducement to the Buyers to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.06 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.08        Governmental Approvals and Consents.

(a)                     The Company and each Seller shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to it or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become

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necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. The Company and each Seller shall cooperate fully with the Buyers and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)                     The Company, each Seller and the Buyers shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.07(c) of the Disclosure Schedules.

(c)                     Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i)                 respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Transaction Document;

(ii)               avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Transaction Document; and

(iii)             in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Transaction Document has been issued, to have such Governmental Order vacated or lifted.

(d)                     If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the Closing, each Seller shall, subsequent to the Closing, cooperate with the Buyers and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, each Seller shall use its reasonable best efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof, and, if each Seller provides such rights and benefits, the Company shall assume all obligations and burdens thereunder.

(e)                     All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Sellers or the Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations,

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memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(f)                     Notwithstanding the foregoing, nothing in this Section 5.07 shall require, or be construed to require, the Buyers or any of their Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Buyers, the Company or any of their respective Affiliates or (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests.

Section 5.09        Employee Matters. Prior to making any material communications to any employees of the Company pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide the Buyers with notice of the intended communication, the Buyers shall have a reasonable period of time to review and comment on the communication, and the Buyers and the Company shall cooperate in providing any such mutually agreeable communication to the extent permitted by applicable Law.

Section 5.10        Confidentiality. From and after the Closing, each Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such Seller can show that such information (a) is generally available to and known by the public through no fault of such Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify the Buyers in writing and shall disclose only that portion of such information which such Seller is advised by its counsel in writing is legally required to be disclosed, provided that such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.11        Release. In further consideration of the transactions contemplated hereby, effective as of the Closing, each Seller, on behalf of itself and its predecessors and assigns, hereby irrevocably and unconditionally releases, waives and holds each of the Company and the Buyers, their respective Affiliates, predecessors and assigns, and their respective managers (or persons in similar positions), officers, employees, shareholders, equity holders and agents harmless from and against any and all claims of any nature (the “Seller Claims”) arising on or prior to the Closing (the “Release”), but excluding any Seller’s rights under this Agreement or any Transaction Document. It is further agreed and understood that this Release is a full and final release of all the Seller Claims whether known or unknown, fixed or contingent, manifested

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or unmanifested. Each Seller hereby waives the protection of any provision of any law that would operate to preserve claims that are unknown as of the Closing Date or at any other time.

Section 5.12        Board Appointments and Resignations. Immediately following the Closing, the existing members of the Company’s board of directors shall appoint two (2) new members to the Company’s board of directors (the “New Directors”), such New Directors to be designated by the Buyers. Furthermore, subsequent to the Company’s compliance with Rule 14F-1 of the Exchange Act, the historical members of the board of directors of the Company shall resign from their respective positions on the board of directors of the Company.

Section 5.13        Periodic Reports. In further consideration of the transactions contemplated hereby, subsequent the Closing, Mary Foster (or such suitable replacement to Buyers and Sellers for Mary Foster with relevant business and financial experience as reasonably determined by Buyers, in the event Mary Foster is unable or unwilling to continue in her current capacity) shall continue to serve as the Company’s Principal Financial Officer and Principal Accounting Officer until otherwise determined by the Company’s board of directors and, until so otherwise determined, Mary Foster (or such suitable replacement) shall execute any and all certifications and other documents, including, without limitation, the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, for (i) the reporting period in which the Closing occurs and (ii) the reporting period subsequent to the reporting period in which the Closing occurs.

ARTICLE VI

TAX MATTERS

Section 6.01        Preparation of Tax Returns.

(a)                     Tax Returns Due Pre-Closing. The Company and the Sellers’ Representative, on behalf of the Sellers, shall prepare and file (or shall cause to be prepared and filed), all Tax Returns of or with respect to the Company that are due prior to the Closing Date including those Tax Returns that are past due. All such Tax Returns shall be prepared in accordance with past practice of the Company unless otherwise required by applicable Law. Sellers' Representative shall use commercially reasonable efforts to submit a draft of such Tax Returns (together with all accompanying schedules and supporting documentation) to the Buyers at least twenty (20) days prior to the due date for filing such Tax Return (including any applicable extensions) for the Buyers’ review and comment. The Sellers’ Representative shall consider in good faith any reasonable comments from the Buyers and revise the applicable Tax Return accordingly. The Company shall timely pay all Taxes due with respect to such Tax Returns

(b)                     Tax Returns Due Post-Closing. The Buyers or the Company, as the case may be, shall prepare and file (or shall cause to be prepared and filed) all Tax Returns of or with respect to the Company for Tax periods that end on or before the Closing Date and that are due after the Closing Date. All such Tax Returns shall be prepared in accordance with past practice

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of the Company unless otherwise required by applicable Law. Buyers shall use commercially reasonable efforts to submit a draft of such Tax Returns (together with all accompanying schedules and supporting documentation) to the Sellers’ Representative at least twenty (20) days prior to the due date for filing such Tax Return (including any applicable extensions) for the Sellers’ Representative's review and comment. The Buyers shall consider in good faith any reasonable comments from the Sellers’ Representative and revise the applicable Tax Return accordingly to the extent the Buyers deem appropriate, in their reasonable discretion. Each Seller shall deliver to the Buyers their portion of the Taxes of the Company for any Pre-Closing Tax Period reflected in the applicable Tax Return, no later than three (3) Business Days prior to the earlier of the due date of the applicable Tax Return or the due date for the payment of the Taxes with respect thereof.

Section 6.02        Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Sellers when due. Each Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Buyers shall cooperate with respect thereto as necessary).

Section 6.03        Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, any Seller nor any Affiliate of any Seller and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.04        Tax Indemnification. Each Seller shall indemnify the Company, the Buyers, and each Buyer Indemnitee and hold them harmless from and against, without duplication, any Loss attributable to, without duplication (a) any breach of or inaccuracy in any representation or warranty made in Section 3.25; (b) any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any Person imposed on the Company under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise, in each case, relating to an event, ownership relationship, agreement or transaction occurring or otherwise entered into on or before the Closing Date; (f) any Taxes resulting from any extraordinary transaction outside the Ordinary Course of Business undertaken by the Company in anticipation of the sale of the Common Stock pursuant hereto; (g) any Taxes of any Seller for any taxable period; (h) any Transfer Taxes requires to be borne by Sellers pursuant to Section 6.02, and (i) any withholding or similar Taxes imposed in connection with the transaction contemplated by this Agreement. In each of the above cases, indemnification shall include any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection with the indemnified amounts. Each Seller shall reimburse the Buyers for any Taxes of the Company that are the responsibility of Sellers pursuant to this Section 6.04 within ten (10) Business Days after payment of such Taxes by the Buyers or the Company.

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Section 6.05        Straddle Period. In the case of any taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be determined as follows: (a) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and (b) in the case of Taxes not described in clause (a) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) or withholding Tax), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date:

Section 6.06        Contests.

(a)                     If a party receives notice of any proposed claim, assessment, deficiency, review, examination or commencement of any Tax audit or administrative or judicial proceeding or any other claim relating to a Pre-Closing Tax Period (“Tax Contest”) with respect to Taxes of the Company, such party shall promptly provide written notice thereof to the other party or parties hereto; provided, however, that the failure to provide such notice shall not release the other party from any of its obligations under this Article VI, except to the extent that such other party is materially prejudiced thereby. Such notice shall specify in reasonable detail the basis for and other factual information with respect to such Tax Contest and shall include a copy of the relevant portion of any correspondence or document received from the relevant taxing authority.

(b)                     In the case of a Tax Contest of the Company relating solely to a Tax period ending on or before the Closing Date, the Seller’ Representative shall have the right to assume the control of such Tax Context (at the sole cost and expense of the Sellers) by delivering a written notice (the “Tax Control Notice”) to the Buyers within twenty (20) days from the delivery of a notice by Buyers or the Company to Sellers’ Representative concerning the commencement of such Tax Contest. The Tax Control Notice delivered by Sellers’ Representative shall include a statement affirming the responsibility of the Sellers to indemnify the Buyers and the Company from and against any Losses relating to the applicable Tax Contest in accordance with the provisions of this Agreement and shall identify a reputable Tax counsel to be used by Sellers’ Representative (at the Sellers’ sole cost and expense) to control such Tax Contests. If Sellers’ Representative elects to assume and control the defense of such Tax Contest, the Sellers’ Representative shall (i) not settle or compromise (or take other actions with respect to) any Tax Contest without the prior written consent of the Buyers, (ii) keep the Buyers reasonably informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to the Buyers of any related correspondence, and shall provide the Buyer with an opportunity to review and comment on any material correspondence before the Sellers’ Representative sends such correspondence to any Taxing Authority), (iii)

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consult with the Buyers in good faith in connection with the defense or prosecution of any such Tax Contest and (iv) provide such cooperation and information as the Buyers shall reasonably request, and the Buyers shall have the right to participate in (but not control) the defense of such Tax Contest (including participating in any discussions with the applicable Governmental Authorities regarding such Tax Contests).

(c)                     In connection with any Tax Contest governed by Section 6.06(b) with respect to which the Sellers’ Representative either (x) does not timely elect to control such Tax Contest in compliance with the provisions of Section 6.06(b) or (y) fails to diligently defend such Tax Contest in compliance with the provisions of Section 6.06(b), the Buyers shall have the right (but no obligation) to assume the control of such Tax Contest subject to the provisions of Section 6.06(d) (and the Sellers shall reimburse the Buyers for all reasonable costs and expenses incurred by the Buyers relating to a Tax Contest).

(d)                     In the case of a Tax Contest of the Company which (x) relates to a Straddle Period (y) does not relate solely to a Tax period ending on or before the Closing Date, or (y), which the Buyers elect to assume pursuant to the provisions of this Section 6.06(d), the Buyers shall have the right to control, at their own expense, such Tax Contest; provided, however, that (i) the Buyers shall provide the Sellers’ Representative with a timely and reasonably detailed account of each stage of such Tax Contest, (ii) the Buyers shall defend such Tax Contest diligently and in good faith, (iii) the Sellers’ Representative shall be entitled to participate in such Tax Contest, at its own expense, if such Tax Contest could reasonably be expected to have an adverse impact on the Sellers, and (iv) the Buyers shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of the Sellers’ Representative if such settlement, compromise or abandonment could reasonably be expected to have an adverse impact on the Sellers (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)                     For the avoidance of doubt, The Buyers shall have the right to control (and the Sellers' Representative shall have no right to participate in) any Tax Contest with respect to the Company for any Post-Closing Tax Period.

Section 6.07        Cooperation and Exchange of Information. Sellers’ Representative and the Buyers shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities and the making available of relevant personnel, agents and any representatives. Sellers’ Representative and the Buyers shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or

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discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Sellers’ Representative or the Buyers (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.08        Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VI or Article IX, or otherwise pursuant to this Agreement shall be treated as an adjustment to the Purchase Price by the parties for income Tax purposes, unless otherwise required by Law.

Section 6.09        Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.25 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) calendar days.

Section 6.10        Overlap. To the extent that any obligation or responsibility pursuant to Article IX may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

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ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01        Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)                     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)                     All consents, authorizations, orders and approvals from the Governmental Authorities, in form and substance reasonably satisfactory to the Buyers and Sellers’ Representative shall have been obtained, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02        Conditions to Obligations of the Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)                     Other than the Excepted Representations, the representations and warranties of the Company and the Sellers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and

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correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The Excepted Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)                     The Company and each Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, each Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)                     No Action shall have been commenced against the Buyers, any Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)                     All approvals, consents (including in the case of a consent from any landlord of Leased Real Property, an estoppel certificate) and waivers that are listed on Section 7.02(d) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to the Buyers at or prior to the Closing.

(e)                     From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f)                     The Company and each Seller shall have delivered true and complete copies of the Transaction Documents (other than this Agreement) to which it is a party and such Transaction Documents shall have been executed and delivered by the parties thereto.

(g)                     The Buyers shall have received a certificate, dated the Closing Date and signed by the Sellers’ Representative and a duly authorized officer of the Company, that each of the conditions set forth in Section 7.02(a), Section 7.02(b), 7.02(c) and Section 7.02(e) have been satisfied.

(h)                     The Buyers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Company

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authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and (ii) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(i)                     The Company shall have delivered to the Buyers a good standing certificate and certificate of legal existence from the Secretary of State of its jurisdiction of organization and any jurisdiction where the Company is qualified to do business, which certificates shall be dated no more than three (3) Business Days prior to the Closing Date.

(j)                     The Buyers shall have received the certificate or certificates described in Section 2.03(b)(ii).

(k)                     Each Seller shall have delivered, or caused to be delivered, to the Buyers certificates evidencing the Common Stock, free and clear of Encumbrances, duly endorsed in blank or accompanied by transfer powers or other instruments of transfer duly executed in blank and with all required transfer tax stamps affixed or such other evidence of transfer of the Common Stock as is acceptable to the Buyers.

(l)                     The Escrow Agreement shall have been executed and delivered by Sellers’ Representative and the Escrow Agent.

(m)                     The Company shall have delivered written releases of all Encumbrances (other than Permitted Encumbrances) on any assets or properties of the Company (in form and substance reasonable satisfactory to the Buyers).

(n)                     The Buyers shall have received from the Company the Books and Records and Business Records of the Company.

(o)                     All options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity interests of the Company shall have been terminated as of the Closing.

(p)                     The Company shall obtain and cause to be delivered to the Buyers at the Closing, payoff letters in such forms as the Buyers shall reasonably request with respect to any Indebtedness of the Company then outstanding, which Indebtedness is accurately and completely described in Section 7.02(p) of the Disclosure Schedules (each, a “Payoff Letter” and collectively, the “Payoff Letters”), which Payoff Letter shall in each case have been executed and delivered by the obligee with respect to such Indebtedness.

(q)                     The individuals set forth on Section 7.02(q) of the Disclosure Schedules shall have delivered to Buyer letters of resignation in form and substance reasonably satisfactory to the Buyers.

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(r)                     The Company and each Seller shall have delivered to the Buyers such other documents or instruments as the Buyers reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(s)                     The Company shall have duly authorized and designated a series of Preferred Stock designated as “Series A Preferred Stock” (the “Series A Preferred Stock”) in the form of and with the powers, preferences and rights satisfactory to the Buyers.

(t)                     The Company shall have filed, or caused to have been filed, with the Secretary of State of the State of Utah the certificate of designation relating to the Series A Preferred Stock.

(u)                        The Company shall have filed all past due Tax Returns in accordance with Section 6.01(a) and shall have paid all Taxes due (if any) with respect to such Tax Returns. For the avoidance of doubt, such past due Tax Returns, shall include, without limitation, any Federal and State of Utah income Tax Returns for the years ended December 31, 2014, 2015, 2016 and 2017.

Section 7.03        Conditions to Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ Representative’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                     Other than the representations and warranties of the Buyers contained in Section 4.01, the representations and warranties of the Buyers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Buyers contained in Section 4.01 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)                     The Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)                     The Escrow Agreement shall have been executed and delivered by the Buyers and the Escrow Agent.

(d)                     (i) The Buyers shall have delivered to Sellers’ Representative the Closing Payment pursuant to the Sellers’ Representative’s instructions pursuant to Section 2.03(a)(i), and (ii) the Buyers shall have delivered to the Escrow Agent the Escrow Amount pursuant to Section 2.03(d).

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ARTICLE VIII

SELLERS’ REPRESENTATIVE

Section 8.01        Sellers’ Representative. Each Seller hereby appoints, authorizes and empowers John D. Thomas, P.C. (together with any subsequent or successor representative, the “Sellers’ Representative”) to be the exclusive proxy, representative, agent and attorney-in-fact of each of the Sellers, with full power of substitution, to make all decisions and determinations and to act and execute, deliver and receive all documents, instruments and consents on behalf of the Sellers, at any time, in connection with, and that may be deemed by the Sellers’ Representative to be necessary or appropriate to accomplish the intent and implement the provisions of, this Agreement, and to facilitate the consummation of the transactions contemplated hereby. By executing this Agreement, the Sellers’ Representative accepts such appointment, authority and power. Without limiting the generality of the foregoing, the Sellers’ Representative shall have the power to take any of the following actions on behalf of the Sellers: (i) to give and receive notices, communications and consents under this Agreement and the Escrow Agreement; (ii) to receive and facilitate distribution of payments pursuant to this Agreement and the Escrow Agreement (including any unused balance of the Escrow Fund); (iii) to waive, modify or amend any provision of this Agreement and the Escrow Agreement; (iv) to assert any claim or institute any Action; (v) to investigate, defend, contest or litigate any Action initiated by any Person against the Sellers’ Representative or a Seller under this Agreement and the Escrow Agreement, as the Sellers’ Representative, in his or her sole discretion, may deem necessary or desirable; (vi) to receive process on behalf of any Seller in any such Action; (vii) to negotiate, enter into settlements and compromises of, resolve and comply with orders of courts and awards of arbitrators or other third party intermediaries with respect to any disputes arising under this Agreement and the Escrow Agreement, as the Sellers’ Representative, in his or her sole discretion, may deem necessary or desirable; (viii) to negotiate and enter into settlements with respect to any indemnification claims arising under this Agreement and the Escrow Agreement, as the Sellers’ Representative, in his or her sole discretion, may deem necessary or desirable; (ix) to agree to any offsets or other additions or subtractions of amounts to be paid under this Agreement and the Escrow Agreement as the Sellers’ Representative, in his or her sole discretion, may deem necessary or desirable; (x) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, assignments, letters and other writings, (xi) engage, at the Sellers’ expense, attorneys, accountants, financial and other advisors, paying agents and other persons necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, and, in general, to do any and all things and to take any and all action that the Sellers’ Representative, in his or her sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Agreement.

Section 8.02        Reliance. The appointment of the Sellers' Representative by each Seller is coupled with an interest and may not be revoked in whole or in part (including upon the death or incapacity of such Seller). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, managers, successors and assigns of each Seller. All decisions of the Sellers' Representative shall be final and binding on all of the

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Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Buyers shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Sellers' Representative and any document executed by the Sellers' Representative on behalf of any such Sellers and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon absent willful misconduct. If the Sellers' Representative ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within ten (10) Business Days after the Sellers' Representative has ceased to serve, the Buyers shall appoint a successor.

Section 8.03        No Liability.

(a)                     The Sellers’ Representative shall not be responsible for any loss suffered by, or liability of any kind to, the Sellers arising out of any act done or omitted by the Sellers’ Representative in connection with the acceptance or administration of the Sellers’ Representative’s duties hereunder, unless such act or omission involves gross negligence or willful misconduct.

(b)                     the Buyers shall not be responsible for any loss suffered by, or liability of any kind to, the Sellers arising out of any act done or omitted by the Sellers’ Representative in connection with the administration of the Sellers’ Representative’s duties hereunder.

ARTICLE IX

INDEMNIFICATION

Section 9.01        Survival.

(a)                     Except as set forth in Section 9.01(b), all representations and warranties contained in this Agreement, or in any Schedule, certificate or other document delivered pursuant to this Agreement, shall survive the Closing for a period of twenty-four (24) months.

(b)                     The Excepted Representations shall survive the Closing until sixty (60) calendar days after the expiration of the applicable statute of limitations period (after giving effect to any waivers, tolling and extensions thereof), or if there is no applicable statute of limitations, in perpetuity.

(c)                     Unless otherwise expressly set forth in this Agreement, the covenants and agreements set forth in this Agreement shall survive the Closing and remain in effect in perpetuity.

(d)                     The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period.” In the event a Notice of Claim for indemnification under Section 9.02 or 9.03 is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal action shall have been commenced

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based upon such claim) shall survive with respect to such claim until such claim is finally resolved. The Indemnifying Party shall indemnify the Indemnified Party for all Losses (subject to the limitations set forth herein, if applicable) that the Indemnified Party may incur in respect of such claim, regardless of when incurred.

Section 9.02        Indemnification by Sellers. The Sellers shall, jointly and severally (except for breaches of Section 5.06 and Section 5.09 as to which only the breaching Seller shall be liable), indemnify and defend the Buyers, their respective Affiliates (including, following the Closing, the Company) and their respective Representatives (the “Buyer Indemnitees”) against, and shall hold them harmless from, any and all Liabilities, losses, damages, claims (including third party claims), charges, interest, penalties, Taxes, Actions, lawsuits, amounts paid in settlement, judgments, awards, fines, deficiencies, demands and expenses, including, to the extent applicable, any special, consequential, punitive or exemplary damages or losses, diminution in value, costs and expenses (including legal, consultant, accounting and other professional fees and fees and costs incurred in enforcing rights under this Section 9.02 and costs incurred in pursuing any insurance providers) (collectively, “Losses”) resulting from, arising out of, based upon or incurred by any Buyer Indemnitee in connection with, or otherwise with respect to:

(a)                     the failure of any representation and warranty or other statement by the Company or any Seller contained in this Agreement, the Transaction Documents, the Disclosure Schedules, or any certificate or other document furnished or to be furnished to the Buyers in connection with the transactions contemplated by this Agreement, to be true and correct in all respects as of the date of this Agreement or as of the Closing Date;

(b)                     any breach of any covenant or agreement of the Company or any Seller contained in this Agreement, the Transaction Documents, the Disclosure Schedules, or any certificate or other document furnished or to be furnished to the Buyers in connection with the transactions contemplated by this Agreement;

(c)                     any Liability based upon, resulting from or arising out of the business, operations, properties, assets or other obligations of the Company or any of its Affiliates conducted, existing or arising on or prior to the Closing except those which are adequately reflected in or reserved against in the Company Financial Statements; and

(d)                     any fees, expenses or other payments incurred or owed by the Company or any Seller to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement;

provided that this Section 9.02 shall not apply with respect to any Loss relating to Taxes to the extent that indemnification payments for such Loss have been made pursuant to Article VI. Any and all Losses hereunder shall bear interest from the date incurred until paid at the rate of 5% per annum, provided that the interest rate shall be increased to 12% per annum for any amounts not paid within five (5) calendar days of a final determination that indemnification is required to be paid under this Agreement.

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Section 9.03        Indemnification by the Buyers. The Buyers shall indemnify and defend Sellers and their respective Affiliates and Representatives (the “Seller Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Seller Indemnitee in connection with, or otherwise with respect to:

(a)                     the failure of any representation and warranty or other statement by the Buyers contained in this Agreement, the Transaction Documents, the Disclosure Schedules, or any certificate or other document furnished or to be furnished to the Company or any Seller in connection with the transactions contemplated by this Agreement, to be true and correct in all respects as of the date of this Agreement or as of the Closing Date; and

(b)                     any breach of any covenant or agreement of the Buyers contained in this Agreement, the Transaction Documents or any other document furnished or to be furnished to the Company or any Seller in connection with the transactions contemplated by this Agreement.

Section 9.04        Materiality. For purposes of this Article IX, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 9.05        Indemnification Procedures for Third Party Claims against Buyer Indemnitee.

(a)                     In the event that a Buyer Indemnitee receives notice of the assertion of any claim or the commencement of any Action by a third party which the Buyer Indemnitee reasonably believes may give rise to a claim for recovery of Losses under the provisions of this Article IX (“Third Party Claim”), any Buyer (on behalf of the Buyer Indemnitee) shall notify the Sellers’ Representative of such Third Party Claim (a “Notice of Claim”). The Buyer Indemnitee shall have the right to defend, conduct and control the defense of the Third Party Claim (“Third Party Defense”) with counsel of its choice at the expense of the Indemnifying Party; provided, however, that the Sellers’ Representative shall have the right, at its expense, to participate in (but not control) such Third Party Defense. The Buyer Indemnitee shall conduct the Third Party Defense actively and diligently, and Indemnifying Party will provide reasonable cooperation in the Third Party Defense. The Buyer Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner and on such terms as it may deem appropriate without the consent of the Sellers’ Representative; provided, however, that the amount of any settlement made or entry of any judgment consented to by the Buyer Indemnitee without the consent of the Sellers’ Representative shall not be determinative of the validity of the claim by the Buyer Indemnitee against Indemnifying Party, except with the consent of the Sellers’ Representative (not to be unreasonably withheld or delayed). If no such consent is given by Sellers’ Representative, the validity of such claim shall be determined by good faith negotiation between the Buyer Indemnitee and Sellers’ Representative and, if they are unable to reach a mutually agreed on resolution, by litigation, unless they mutually agree on an alternative form of dispute resolution.

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(b)                     In connection with any Third Party Claim, Sellers’ Representative hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third-Party Claim is brought against any Indemnifying Party for purposes of any claim that the Buyer Indemnitee may have under this Article IX with respect to such Action or the matters alleged therein and agrees that process may be served on Sellers’ Representative with respect to such a claim anywhere in the world.

(c)                     Each party to this Agreement shall use its commercially reasonable efforts to cooperate and to cause its employees to cooperate with and assist the Buyer Indemnitee or the Sellers’ Representative, as the case may be, in connection with any Third Party Defense, including attending conferences, discovery proceedings, hearings, trials and appeals and furnishing records, information and testimony, as may reasonably be requested; provided that each party shall use its reasonable best efforts, in respect of any Third Party Claim of which it has assumed the defense, to preserve the confidentiality of all confidential information of the other party and the attorney-client and work-product privileges of the party controlling the Third Party Defense.

Section 9.06        Indemnification Procedures for Non-Third Party Claims. In the event of a claim that does not involve a Third Party Claim being asserted against it, the Indemnified Party shall send a Notice of Claim (a) if the Indemnified Party is a Buyer Indemnitee, to Sellers’ Representative or (ii) if the Indemnified Party is a Seller Indemnitee, to the Buyers. The Notice of Claim shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses (which estimate shall not be conclusive of the final amount of such Losses) and a description of the basis for such claim. The Indemnifying Party will have thirty (30) days from receipt of such Notice of Claim to dispute the claim and will reasonably cooperate and assist the Indemnified Party in determining the validity of the claim for indemnity. If the Indemnifying Party does not give notice to the Indemnified Party that it disputes such claim within thirty (30) calendar days after its receipt of the Notice of Claim, the claim specified in such Notice of Claim will be conclusively deemed a Loss subject to indemnification hereunder.

Section 9.07        Contingent Claims. Nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder for potential or contingent claims or demands; provided that the Notice of Claim sets forth the specific basis for any such contingent claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim may be made.

Section 9.08        Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including any such claim in respect of a breach of the representations and warranties in Section 3.25 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

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Section 9.09        Effect of Investigation; Waiver.

(a)                     An Indemnified Party's right to indemnification or other remedies based upon the representations and warranties and covenants and agreements of the Indemnifying Party will not be affected by any investigation or knowledge of the Indemnified Party or any waiver by the Indemnified Party of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or agreement. Such representations and warranties and covenants and agreements shall not be affected or deemed waived by reason of the fact that the Indemnified Party knew or should have known that any representation or warranty might be inaccurate or that the Indemnifying Party failed to comply with any agreement or covenant. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(b)                     Each Seller acknowledges and agrees that, upon and following the Closing, the Company shall not have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make any Seller whole for or on account of any indemnification or other claims made by any Buyer Indemnitee hereunder. Each Seller shall have no right of contribution against the Company with respect to any such indemnification or other claim.

Section 9.10        Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IX are independent of and in addition to such rights and remedies as the parties may have at Law or in equity or otherwise for any fraud, misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE X

TERMINATION

Section 10.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                     by the mutual written consent of Sellers’ Representative and the Buyers;

(b)                     by the Buyers by written notice to Sellers’ Representative if:

(i)                 the Buyers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by such Seller within ten (10) calendar days of such Seller’s receipt of written notice of such breach from the Buyers; or

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(ii)               any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2018, unless such failure shall be due to the failure of the Buyers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)                     by Sellers’ Representative by written notice to the Buyers if:

(i)                 Sellers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Buyers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the Buyers within ten (10) calendar days of the Buyers' receipt of written notice of such breach from Sellers; or

(ii)               any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2018, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)                     by the Buyers or Sellers’ Representative in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and nonappealable.

Section 10.02    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)                     as set forth in this Article X and Article XI hereof; and

(b)                     that nothing herein shall relieve any party hereto from liability for any breach of any provision hereof prior to termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, all fees and expenses of the Escrow Agent shall be borne 50% by the Buyers, on the one hand, and 50% by the Sellers.

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Section 11.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and followed by a transmission pursuant to another method of delivery permitted by this Section 11.02 or (d) on the third (3rd) calendar day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

If to Sellers or the Sellers’ Representative:

John D. Thomas

11650 South State St., Suite 240

Draper, Utah 84020

Email: jthomas@acadiagrp.com

Attention: John Thomas, Esq.

If to the Buyers:

Windber National LLC

______________________

______________________

______________________

______________________

The Peter A. Cohen Revocable Trust

______________________

______________________

______________________

______________________

Blumenthal Family Investment Joint Venture, L.P.

______________________

______________________

______________________

______________________

______________________

Jeffrey C. Piermont

______________________

______________________

______________________

______________________

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with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

E-mail: KRKoch@mintz.com; DABagliebter@mintz.com

Attention: Kenneth R. Koch, Esq. and Daniel A. Bagliebter, Esq.

Section 11.03    Representation by Counsel. Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party.

Section 11.04    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Unless the context otherwise requires, references herein: (x) to Articles, Sections, the Disclosure Schedules and Exhibits mean the Articles and Sections of, and the Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.05    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.06    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 5.06(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 11.07    Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the letter of intent entered into between the Company and the Buyers on August 15, 2018. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.08    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Buyers may, without the prior written consent of Sellers or Sellers’ Representative, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned Subsidiaries or Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.09    No Third-Party Beneficiaries. Except as provided in Section 6.03 and Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.10    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.11    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)                     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN

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THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11(C).

Section 11.12    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WINDBER NATIONAL LLC

By: /s/ Daniel E. Schmerin

Name: Daniel E. Schmerin

Title: Managing Member

THE PETER A. COHEN REVOCABLE TRUST

By: /s/ Peter A. Cohen

Name: Peter A. Cohen

Title: Trustee

BLUMENTHAL FAMILY INVESTMENT

JOINT VENTURE, L.P.

By:/s/ George S. Blumenthal

Name: George S. Blumenthal

Title: Manager

/s/ Jeffrey C. Piermont

Jeffrey C. Piermont

EDGAR EXPRESS, INC.

By: /s/ Mary Foster

Name: Mary Foster

Title: Chief Executive Officer

JOHN D. THOMAS, P.C.,

as Sellers’ Representative

By: /s/ John D. Thomas

Name: John D. Thomas

Title: President

/s/ Brandon Pehrson

Brandon Pehrson

/s/ Chene Gardner

Chene Gardner

JOHN D. THOMAS, P.C.,

By: /s/ John D. Thomas

Name: John D. Thomas

Title: President

/s/ Mary Foster

Mary Foster